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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 31, 2015 (except Note 1, as to which the date is September 11, 2015) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-207423) and related Prospectus of The RMR Group Inc. for the registration of 7,500,000 shares of its Class A common stock.

/s/ Ernst & Young

Boston, MA
November 13, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm